EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

Kreisler Manufacturing Corporation

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Kreisler Manufacturing Corporation of our report dated September 22, 2005, except for the reclassification paragraph in Note A as to which the date is December 23, 2005, relating to the consolidated financial statements, which appears in Kreisler Manufacturing Corporation’s Annual Report on Form 10-KSB for the year ended June 30, 2006.

Gregory, Sharer & Stuart, P.A.

/s/ Gregory, Sharer & Stuart, P.A.

St. Petersburg, Florida
December 18, 2006

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